SECOND AMENDMENT TO BUSINESS AGREEMENT This Second Amendment, effective as of April 30, 2012, amends the Business Agreement (the “Agreement”) dated the 1st day of May, 2010, by and among JACKSON NATIONAL LIFE INSURANCE COMPANY (“Insurance Company”), a life insurance company organized under the laws of the State of Michigan (on behalf of itself and certain of its separate accounts); JACKSON NATIONAL DISTRIBUTORS LLC (the “Distributor”), a limited liability company organized under the laws of the State of Michigan; AMERICAN FUNDS DISTRIBUTORS, INC. (“AFD”), a corporation organized under the laws of the State of California; and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the laws of the State of Delaware. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement. WHEREAS, the Agreement pertains to the relationship of the parties hereto with respect to multi- manager variable annuity contracts that provide certain funds of the JNL Series Trust as non-exclusive investment options; WHEREAS, the parties desire to amend the Agreement to add language allowing certain Trust funds to hold shares of multiple master funds, as set forth in a new attachment (Attachment D). NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Insurance Company, the Distributor, AFD and CRMC hereby agree as follows: NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Insurance Company, the Distributor, AFD, and CRMC hereby agree as follows: 1. The following “WHEREAS” clause as outlined below, are hereby added as the eighth and ninth WHEREAS clauses to this Agreement: WHEREAS, certain Trust Funds propose to hold shares of multiple Master Funds as set forth in Attachment D, as such Attachment may be amended from time to time by mutual agreement in writing. WHEREAS, certain Master Funds (through the Funds) listed in Attachment D to this Agreement will serve as certain of the underlying investment mediums for the Funds that are available under the Contracts issued with respect to the Accounts listed on Attachment B; and 2. Attachment D is hereby added to the Agreement outlining two new Trust Funds: 1) the JNL/American Funds Balanced Allocation Fund; and 2) the JNL/American Funds Growth Allocation Fund; along with the corresponding American Funds Insurance Series Master Funds wherein shares of the Trust Funds will be held. 3. Paragraph 6.a.(v) is deleted in its entirety and replaced with the following: (v) the marketing expense allowance payable to AFD in consideration for AFD’s marketing assistance, as provided for under this Agreement, which shall be equal to the Marketing Expense Rate indicated below, multiplied by the dollar amount of new and subsequent purchase payments received during the prior calendar quarter which are initially allocated to the Funds listed on Attachment A and Attachment D that invest in the Master Funds (which information shall be provided by Insurance Company), paid quarterly in arrears as follows: Marketing Expense Rate Amount of Purchase Payments (annual based on calendar year) 0.16% $0 – 1.5B 0.14% >$1.5B - $3.0B 0.10% >$3.0B + Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

PAGE 2 OF 2 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as March 1, 2012, effective as of the date first above written. JACKSON NATIONAL LIFE INSURANCE COMPANY (on behalf of itself and each Account) By: /s/ Thomas J. Meyer Its: SVP and General Counsel JACKSON NATIONAL LIFE DISTRIBUTORS LLC By: /s/ Doug Townsend Its: EVP, Operations AMERICAN FUNDS DISTRIBUTORS, INC. By: T. McHale Its: Secretary CAPITAL RESEARCH AND MANAGEMENT COMPANY By: /s/ Michael Downer Its: Secretary

D-1 ATTACHMENT D Trust Funds Investing in Multiple Master Funds Trust Funds: American Funds Insurance Series Master Funds: JNL/American Funds Balanced Allocation Fund Global Discovery FundSM Global Growth FundSM Global Small Capitalization FundSM Growth FundSM International FundSM New World Fund® Blue Chip Income and Growth FundSM Global Growth and Income FundSM Growth-Income FundSM International Growth and Income FundSM Bond FundSM Global Bond FundSM High-Income Bond FundSM Mortgage FundSM U.S. Government/AAA-Rated Securities FundSM JNL/American Funds Growth Allocation Fund Global Discovery FundSM Global Growth FundSM Global Small Capitalization FundSM Growth FundSM International FundSM New World Fund® Blue Chip Income and Growth FundSM Global Growth and Income FundSM Growth-Income FundSM International Growth and Income FundSM Bond FundSM Global Bond FundSM High-Income Bond FundSM Mortgage FundSM U.S. Government/AAA-Rated Securities FundSM